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                                                                      EXHIBIT 23


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         As independent public accountants, we hereby consent to the incorporation by reference of (a) our report, dated February 3, 1995 appearing in Occidental Petroleum Corporation's Annual Report for the year ended December 31, 1994, and (b) our report, dated February 3, 1995, appearing in Occidental Petroleum Corporation's Annual Report on Form 10-K for the year ended December 31, 1994, into Occidental Petroleum Corporation's previously filed Registration Statements Nos. 33-5487, 33-5490, 33-14662, 33-23798, 33-40054, 33-44791,
33-47636 and 33-60492.


Los Angeles, California                   ARTHUR ANDERSEN LLP
March 16, 1995